EXHIBIT 21

                  SUBSIDIARIES OF WATKINS-JOHNSON COMPANY


                                                   JURISDICTION OF
           SUBSIDIARY                              INCORPORATION
           ----------                             ----------
Watkins-Johnson Associates ............           California
Watkins-Johnson Environmental, Inc. ...           California
Watkins-Johnson FSC ...................           Guam
Watkins-Johnson International .........           California
Watkins-Johnson International Korea,
  Limited  ............................           Korea
Watkins-Johnson Italiana, S.p.A. ......           Italy
Watkins-Johnson Limited ...............           California
Watkins-Johnson (UK) Limited ..........           United Kingdom